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                                                                      Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT

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
1.         ARC Air Force Village, L.P., a Tennessee limited partnership
2.         ARC Aurora, LLC, a Tennessee limited liability company
3.         ARC Bahia Oaks, Inc., a Tennessee corporation
4.         ARC Boca Raton, Inc., a Tennessee corporation
5.         ARC Boynton Beach, LLC, a Tennessee limited liability company
6.         ARC Brandywine, LLC, a Tennessee limited liability company
7.         ARC Brandywine Management, LLC, a Tennessee limited liability company
8.         ARC Brandywine Real Estate Holdings, LLC, a Delaware limited liability company
9.         ARC Brookmont Terrace, Inc., a Tennessee corporation
10.        ARC Carriage Club of Jacksonville, Inc., a Tennessee corporation
11.        ARC Castle Hills, L.P., a Tennessee limited partnership
12.        ARC Charlotte, Inc., a Tennessee corporation
13.        ARC Cleveland Heights, LLC, a Tennessee limited liability company
14.        ARC Cleveland Park, LLC, a Tennessee limited liability company
15.        ARC Coconut Creek, Inc., a Tennessee corporation
16.        ARC Coconut Creek Management, LLC, a Tennessee limited liability company
17.        ARC Corpus Christi, LLC, a Tennessee limited liability company
18.        ARC Countryside, LLC, a Tennessee limited liability company
19.        ARC Creative Marketing, LLC, a Tennessee limited liability company
20.        ARC Cypress Station, L.P., a Tennessee limited partnership
21.        ARC Deane Hill, LLC, a Tennessee limited liability company
22.        ARC Delray Beach, LLC, a Tennessee limited liability company
23.        ARC Flint, Inc., a Tennessee corporation
24.        ARC Fort Austin Properties, LLC, a Tennessee limited liability company
25.        ARC Freedom, LLC, a Tennessee limited liability company
26.        ARC GP, Inc., a Tennessee corporation
27.        ARC Greenwood Village, Inc., a Tennessee corporation
28.        ARC Hampton Post Oak, Inc., a Tennessee corporation
29.        ARC HDV, LLC, a Tennessee limited liability company
30.        ARC Heritage Club, Inc., a Tennessee corporation
31.        ARC Holland, Inc., a Tennessee corporation
32.        ARC Holland Real Estate Holdings, LLC, a Delaware limited liability company
33.        ARC Holley Court, LLC, a Tennessee limited liability company
34.        ARC Holley Court Management, Inc., a Tennessee corporation
35.        ARC Homewood Victoria, Inc., a Tennessee corporation
36.        ARC Imperial Plaza, Inc., a Tennessee corporation
37.        ARC Imperial Services, Inc., a Tennessee corporation
38.        ARC Lady Lake, Inc., a Tennessee corporation
39.        ARC Lake Seminole Square Real Estate Holdings, LLC, a Delaware limited liability company
40.        ARC Lakeway, L.P., a Tennessee limited partnership
41.        ARC Lakewood, LLC, a Tennessee limited liability company
42.        ARC LifeMed, Inc., a Tennessee corporation
43.        ARC Lowry, LLC, a Tennessee limited liability company
44.        ARCLP-Charlotte, LLC, a Tennessee limited liability company
45.        ARC LP Holdings, LLC, a Tennessee limited liability company
46.        A.R.C. Management Corporation, a Tennessee corporation
47.        ARC Management, LLC, a Tennessee limited liability company
48.        ARC Naples, LLC, a Tennessee limited liability company
49.        ARC Northwest Hills, L.P., a Tennessee limited partnership
50.        ARC Oakhurst, Inc., a Tennessee corporation
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
51.        ARC Parklane, Inc., a Tennessee corporation
52.        ARC Park Regency, Inc., a Tennessee corporation
53.        ARC Partners II, a Tennessee corporation
54.        ARC Pearland, L.P., a Tennessee limited partnership
55.        ARC Pecan Park, L.P., a Tennessee limited partnership
56.        ARC Pecan Park/Padgett, Inc., a Tennessee corporation
57.        ARC Peoria, LLC, a Tennessee limited liability company
58.        ARCPI Holdings, Inc., a Delaware corporation
59.        ARC Pinegate, L.P., a Tennessee limited partnership
60.        ARC Post Oak, L.P., a Tennessee limited partnership
61.        ARC Richmond Heights, LLC, a Tennessee limited liability company
62.        ARC Richmond Place, Inc., a Delaware corporation
63.        ARC Richmond Place Real Estate Holdings, LLC, a Delaware limited liability company
64.        ARC Rossmoor, Inc., a Tennessee corporation
65.        ARC Santa Catalina, Inc., a Tennessee corporation
66.        ARC Santa Catalina Real Estate Holdings, LLC, a Delaware limited liability company
67.        ARC SCC, Inc., a Tennessee corporation
68.        ARC SC Holdings, LLC, a Delaware limited liability company
69.        ARC Scottsdale, LLC, a Tennessee limited liability company
70.        ARC Shadowlake, L.P., a Tennessee limited partnership
71.        ARC Shavano, L.P., a Tennessee limited partnership
72.        ARC Shavano Park, Inc., a Tennessee corporation
73.        ARC Somerby Holdings, Inc., an Alabama corporation
74.        ARC Spring Shadow, L.P., a Tennessee limited partnership
75.        ARC Sun City Center, Inc., a Tennessee corporation
76.        ARC Sun City Center Real Estate Holdings, LLC, a Delaware limited liability company
77.        ARC Sun City Golf Course, Inc., a Tennessee corporation
78.        ARC Tarpon Springs, Inc., a Tennessee corporation
79.        ARC Therapy Services, LLC, a Tennessee limited liability company
80.        ARC Victoria, L.P., a Tennessee limited partnership
81.        ARC Westlake Village, Inc., a Tennessee corporation
82.        ARC Westover Hills, L.P., a Tennessee limited partnership
83.        ARC Willowbrook, L.P., a Tennessee limited partnership
84.        ARC Wilora Assisted Living, LLC, a Tennessee limited liability company
85.        ARC Wilora Lake, Inc., a Tennessee corporation
86.        Assisted Care of the Villages, a Florida general partnership
87.        Flint Michigan Retirement Housing L.L.C., a Michigan limited liability company
88.        Fort Austin Limited Partnership, a Texas limited partnership
89.        Fort Austin Real Estate Holdings, LLC, a Delaware limited liability company
90.        Freedom Group-Lake Seminole Square, Inc., a Tennessee corporation
91.        Freedom Group-Naples Management Company, Inc., a Tennessee corporation
92.        Freedom Village of Holland, Michigan, a Michigan general partnership
93.        Freedom Village of Sun City Center, Ltd., a Florida limited partnership
94.        Homewood at Brookmont Terrace, LLC, a Tennessee limited liability company
95.        LaBarc, L.P., a Tennessee limited partnership
96.        Lake Seminole Square Management Company, Inc., a Tennessee corporation
97.        LifeMed, LLC, a Delaware limited liability company
98.        Plaza Professional Pharmacy, Inc., a Virginia corporation
99.        Trinity Towers Limited Partnership, a Tennessee limited partnership
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